Exhibit 99.1

Aoxin Tianli Group, Inc. to Host Fourth Quarter and Fiscal Year 2015 Earnings Conference Call on Tuesday, March 15, 8:00 am Eastern Time

WUHAN CITY, China, March 11, 2016 /PRNewswire-- Aoxin Tianli Group, Inc. (NASDAQ: ABAC) ("Aoxin Tianli" or the "Company"), a leading producer of breeder hogs, market hogs and black hogs and specialty black hog pork products with headquarters in Wuhan City, Hubei Province, China, today announced that it will host its fourth quarter and fiscal year 2015 financial results conference call at 8:00 am ET on Tuesday, March 15, 2016. The Company anticipates filing its Form 10-K Annual Report and releasing earnings press release after the market close on Monday, March 14, 2016.

To attend the call, please use the information below for either dial-in access or webcast access. When prompted on dial-in, ask for "Aoxin Tianli/ABAC".

Conference Call
Date:	Tuesday, March 15, 2016
Time:	8:00 am ET, U.S.
U.S. Dial-in:	+1 877-317-6789
International Dial-in:	+1 412-317-6789
Conference ID:	Aoxin Tianli / ABAC
Webcast Link:	http://mms.prnasia.com/ABAC/20160315/default.aspx

For those unable to participate, an audio replay of the call will be available beginning approximately one hour after the end of the live call through March 22, 2016. The audio replay can be accessed by dialing +1-877-344-7529 within the United States or +1-412-317-0088 internationally, and entering access ID No. 10082543.

About Aoxin Tianli Group, Inc.

Aoxin Tianli Group, Inc. (the "Company"), previously known as Tianli Agritech, Inc., is in the business of breeding, raising and selling breeder and market hogs in China. The Company also sells specialty processed black hog meat pork through supermarkets and other retail outlets, as well as the internet. The Company also owns an 88% equity interest in Hubei Hang-ao Servo-valve Manufacturing Technology Co., Ltd. (“Hang-ao”), which the Company acquired in July 2014 and currently is seeking to sell.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulations, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Tina Xiao
Weitian Group LLC
Phone: +1-917-609-0333
Email: tina.xiao@weitian-ir.com